EXHIBIT 10.6
                                                                    ------------

January 21, 2005

Mr. Michael Prince
President and CEO
SIGNATURE EYEWEAR
498 N. Oak Street
Inglewood, CA 90302

Mr. Lucas G. Staubitz, SIOR
Principal
THE KLABIN COMPANY
6601 Center Drive West, #300
Los Angeles, CA  90045

RE:  498 N. OAK STREET, INGLEWOOD - SIGNATURE EYEWEAR

Dear Michael and Luke:

We discussed with Ray Renta Signature's latest Proposal to Lease 498 N. Oak Street. The ownership is prepared to enter into a new two (2) year lease under the following terms and conditions.

1.  PREMISES:       Approximately 64,000 square feet consisting of the original approximate  44,000 square foot premises and the adjacent
                    20,000 square feet of expansion premises. 100-car parking.
                    (AGREED.)

2.  TERM:           Twenty-five (25) months commencing June 1, 2005 and ending
                    June 30, 2007. (AGREED.)

3.  RENT:           (AGREED.)                                Months
                                                             ------

                    June 1, 2005 to June 20, 2005:             2/3     N/C

                    June 21, 2005 to June 20, 2006:            12      $46,400

                    June 21, 2006 to June 20, 2007             12      $48,000

                    June 21, 2007 to June 30, 2007:            1/3     $16,000
                                                               ---

                                                               25

                    Lessee shall pay taxes, insurance and common area maintenance for the entire period, including June 1- June 20, 2005.

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4.  RENT PAYMENT:   Rent shall be due on the 21st of each month. RENT SHALL BE
                    LATE AT 5:00 PM ON THE 24TH OF EACH MONTH AND WILL BE SUBJECT TO A LATE FEE THEREAFTER PER THE TERMS OF THE LEASE. Any rent received before the 21st of any month will be held uncashed until the 21st to encourage timely rent payment.

5.  OPTION TO       One (1), two (2) year Option to Extend the Lease upon 180
    EXTEND:         days prior written notice. (AGREED.)

6.  OPTION RATE:    Rent shall increase to $51,200 per month ($.80 per square
                    foot, net) for the two (2) year Option Period, if exercised.
                    (AGREED.)

7.  SECURITY        The Lessor currently has a Security Deposit of $76,000.
    DEPOSIT:        Signature Eyewear is holding Diagnostic Product's Security
                    Deposit of $18,000. Concurrent with the execution of a new lease, Lessor shall transfer $18,000 of Signature's $76,000, thereby reducing Signature's deposit to $58,000, and Lessor shall become responsible for the return of Diagnostic
                    Product's Security Deposit when appropriate.

8.  LESSOR'S        Lessor shall, at Lessor's sole cost and expense, complete
    IMPROVEMENTS:   the following promptly after the execution of the new lease:
                    (AGREED.)

                    A. Replace all carpets in the original approximate 13,500
                       square feet of office area.
                    B. Clean the carpets where they are stained in the offices added by Lessee.
                    C. Paint all of the offices in the original approximate
                       13,500 square feet of office area.
                    D. Replace all of the stained or damaged ceiling tiles in
                       the entire office area (original offices and new offices).
                    E. Repair all current roof leaks.
                    F. Clean all skylights and wash all windows.

9.  HVAC            Lessee shall immediately put into place an HVAC service
                    contract for the HVAC units with Mann Air OR OTHER MUTUALLY
                    AGREEABLE SERVICE PROVIDER. Lessee shall continue to be responsible for routine repair of the HVAC units. In the event a compressor or major component of an HVAC unit fails requiring, i) replacement of the unit or, ii) the repair of the unit exceeds 50% of the cost to replace that unit, Lessor shall pay for said replacement or repair and Lessee shall reimburse Lessor for 50% of the cost of replacement or repair. LESSOR REQUIRES THAT THE SERVICE CONTRACT WITH MANN
                    AIR BE REVIEWED AND APPROVED BY LESSOR. LESSOR SHALL OBTAIN
                    ADDITIONAL BIDS. (AGREED.)

10. EXPIRATION:     This Proposal shall expire January 26, 2005 at 5:00 PM.
                    Landlord will prepare Lease for review by Friday, January
                    28, 2005.


Thank you for your consideration of this Proposal and we look forward to your favorable response.

Sincerely,

THE KLABIN COMPANY

/s/ F. Ronald Rader
-------------------------
F. Ronald Rader, SIOR
Executive Vice President

FRR:aw


ACKNOWLEDGED AND AGREED:


LESSEE: SIGNATURE EYEWEAR

By:   /s/ Michael Prince                                     January 26, 2005
      ----------------------------------------
      Michael Prince, Chief Executive Officer


LESSOR: ROXBURY PROPERTY MANAGEMENT

By:   /s/ Raymond Renta                                      January 22, 2005
      ----------------------------------------
      Raymond Renta, Manager